Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-16075 on Form S-3 and No. 333-244322 and No. 333-159074 on Form S-8 of F&M Bank Corp. and Subsidiaries of our report dated March 18, 2021, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of F&M Bank Corp. and Subsidiaries for the year ended December 31, 2020.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 18, 2021